                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                  June 7, 2000
                                ----------------


                       REEVES TELECOM LIMITED PARTNERSHIP
                  (name changed from Reeves Telecom Associates)
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

 South Carolina                      110-9305                      57-0700063
----------------                    -----------                 ----------------
(State or other                     (Commission                 (I.R.S. Employer
jurisdiction of                     File Number)                 Identification
incorporation or
 organization)

                       c/o Grace Property Management, Inc.
                        P.O. Box 163, 55 Brookville Road
                            Glen Head, New York 11545
                    ----------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code:               (516) 686-2201
                                                                  --------------

Item 2.  Disposition of Assets.

         The following information updates and supercedes the information set forth in Registrant's Form 8-K filed on August 20, 1999.

         Reeves Telecom Limited Partnership (the "Partnership") has agreed to sell approximately 5,127 acres of its land located in the City of Boiling Spring Lakes, North Carolina for an aggregate sales price of $2,400,000. The purchaser, The Nature Conservancy, is a non-profit organization involved in the preservation of wetlands and woodlands. The agreement is set forth in two separate contracts, copies of which are attached as exhibits hereto. The contracts supercede the agreement reached on August 17, 1999 between the parties and provides for the sale to The Nature Conservancy of more land, at a higher aggregate sales price, than was reported in the Form 8-K filed in August 1999.

         Purchase Agreement I provides for the sale to The Nature Conservancy by the Partnership of large tracts of unplatted wetlands and woodlands for an aggregate of $1,625,850 cash, of which amount $60,000 was paid to the Partnership as earnest money. The balance of the consideration will be paid at a closing to occur on July 31, 2000 or such other time as the parties may agree.

         Purchase Agreement II provides for the sale to The Nature Conservancy by the Partnership of certain individual lots and certain land suitable for commercial development for an aggregate of $774,150 cash, of which amount $40,000 was paid to the Partnership as earnest money. The balance of the consideration will be paid at a closing to occur on August 31, 2000 or such other time as the parties may agree.

         Each contract provides, among other things, that The Nature Conservancy may, under certain conditions, assign the right to purchase all or a portion of the land to the State of North Carolina.

         No real estate brokers were utilized by either party in the transaction. Grace Property Management, Inc., the Partnership's general partner, or the principal thereof, will charge the Partnership a fee equal to ten percent (10%) of the aggregate consideration paid by The Nature Conservancy for its services in connection with the transaction. Such fee is consistent with fees paid in connection with the sale of raw land in Brunswick County, North Carolina.

         The land to be sold to The Nature Conservancy has a book value as follows:

                  Gross book value                                 $1,362,505
                  Less: valuation allowance                         1,282,526
                                                                   ----------
                  Net book value:                                  $   79,979
                                                                   ==========

         The Partnership expects to realize a gain on the transaction as follows:

                  Aggregate sales price:                         $2,400,000
                  Less: net book value of land sold                  79,979
                  Less: fee paid to General Partner
                        or the principal thereof                    240,000
                                                                 ----------
                  Gain on transaction:                           $2,080,021
                                                                 ==========

         After giving effect to the sale, the Partnership's remaining assets in Boiling Spring Lakes will consist of the following: (1) 159.9 acres comprising a surveyed 18-hole sprinklered golf course, club house and maintenance building, together known as Fox Squirrel Country Club; (2) 115 building lots located near the golf course which have been surveyed and platted and are suitable for building; (3) 194 acres surrounding the golf course which could be developed;
(4) approximately 400 acres of unplatted land divided or divisible into 10-acre tracts; (5) approximately 80 acres of land zoned or intended for commercial use situated along State Route 87; (6) 1,362 platted lots, of which approximately 10% to 20% are suitable or provisionally suitable for building, and the balance are unsuitable; and (7) a sales office and a post office.

         The Partnership continues to market Fox Squirrel Country
Club for sale.


Item 7.  Exhibits

     99.1  Purchase Agreement I.
     99.2  Purchase Agreement II.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        REEVES TELECOM LIMITED PARTNERSHIP


                                        By:  /S/ DAVIS P. STOWELL
                                             -------------------------------
                                             Davis P. Stowell
                                             Vice President
                                             Grace Property Management, Inc.,
                                             General Partner

 June 29, 2000
---------------
    (Date)